CONSENT

To:	Olympus Pacific Minerals Inc.
And to:	Berns & Berns, Counselors at Law
And to:	U.S. Securities & Exchange Commission
(the “Securities Regulator”)

Gentlemen:

RE: TECHNICAL REPORTS - BONG MIEU AND PHUOC SON GOLD PROJECTS

Reference is made to the technical report (the “Technical Reports”) entitled “A Technical Review of the Bong Mieu Gold Project in Quang Nam Province, Vietnam” dated August 31, 2007, by Terra Mining Consultants and Stevens & Associates which we prepared for Olympus Pacific Minerals Inc. (the “Company” or “Olympus”).

We hereby consent to the filing of the Technical Report with the Securities Regulator, and to the written disclosure of the Technical Reports and the inclusion of extracts therefrom or a summary thereof in the amended annual Form 20-F. We further agree to being named as an expert in the amended annual statement (Form 20-F).

Dated this 20th day of December, 2007.

Sincerely,
STEVENS & ASSOCIATES
/s/ M. R Stevens
Signed by Murray Stevens, Principal

TERRA MINING CONSULTANTS
/s/ Graeme Fulton
Signed by Graeme Fulton, Director